Exhibit 4.1
REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of November 1, 2022 by and among ProPetro Holding Corp., a Delaware corporation (the “Company”), New Silvertip Holdco, LLC, a Delaware limited liability company (“Silvertip”), and each Holder who becomes a party to this Agreement by entering into a joinder agreement in the form attached hereto as Exhibit A.
WHEREAS, the Company and Silvertip have entered into that certain Purchase and Sale Agreement, dated as of November 1, 2022 (the “PSA”);
WHEREAS, in connection with the transactions contemplated by the PSA, the Company will issue to Silvertip the Purchased Common Stock (as defined herein);
WHEREAS, on December 31, 2018, the Company entered into that certain Registration Rights Agreement, by and among the Company and Pioneer Natural Resources Pumping Services LLC, a Delaware limited liability company (the “Existing Registration Rights Agreement”), pursuant to which the Company granted certain registration rights with respect to certain securities of the Company; and
WHEREAS, in connection with the transactions contemplated by the PSA, the Company has agreed to grant to the Holders (as defined herein) certain rights with respect to the registration of the Registrable Securities (as defined herein), upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises, mutual promises, agreements and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Article I
DEFINITIONS
Section 1.1Definitions. The terms set forth below are used herein as so defined:
“Accepting Holders” has the meaning set forth in Section 2.3(a) of this Agreement.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term in Rule 405 under the Securities Act; provided that, in no event shall the Company or any of its subsidiaries be considered an Affiliate of Silvertip.
“Agreement” has the meaning set forth in the preamble of this Agreement.
“Board” means the Board of Directors of the Company.
“Business Day” means any day that is not Saturday, Sunday or other day on which the Commission is required or authorized to close.
“Change of Control” means the occurrence of any of the following events: (a) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (or any successor provisions thereto) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% on a fully diluted basis of the combined voting power of the Company’s then outstanding voting securities, (b) there is consummated a merger or consolidation of the Company with any other

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corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (c) there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Company of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than such sale or other disposition by the Company of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or other disposition.
“Closing Date” has the meaning given to such term in the PSA.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the common stock, par value $0.001 per share, of the Company and any stock into which such common stock may thereafter be converted or exchanged.
“Company” has the meaning set forth in the preamble of this Agreement.
“CrownQuest Holder” means CrownRock, L.P. and any Affiliates thereof that hold Registrable Securities.
“Demand Offering” has the meaning set forth in Section 2.3(a) of this Agreement.
“Demand Request” has the meaning set forth in Section 2.3(a) of this Agreement.
“Distribution” means the dividend, distribution or other transfer of shares of Purchased Common Stock acquired by Silvertip pursuant to the PSA to SCS LLC and the subsequent dividend, distribution or other transfer of such shares to the members of SCS LLC in accordance with the First Amended and Restated Limited Liability Company Agreement of SCS LLC dated as of September 27, 2017, as amended, modified or supplemented from time to time.
“Effectiveness Period” has the meaning set forth in Section 2.1(a) of this Agreement.
“Eligible Holders” means SCS LLC and the members of SCS LLC who hold at least 300,000 shares of Purchased Common Stock after giving effect to the Distribution; provided, however, that, after giving effect to the Distribution, each such Person will cease to be an Eligible Holder at such time as such Person, together with such Person’s Affiliates, ceases to hold at least 300,000 shares of Purchased Common Stock. The Holders that are expected to be Eligible Holders after giving effect to the Distribution are set forth on Exhibit B, which list will be confirmed by Silvertip upon completion of the Distribution. Upon request, each Eligible Holder will confirm to the Company within three (3) Business Days of receipt of such request whether it remains an Eligible Holder as of such date, provided the Company shall not make such request more than once per quarter.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

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“Existing Registration Rights Agreement” has the meaning set forth in the preamble of this Agreement.
“Existing Requesting Holder” means a Requesting Holder as defined in the Existing Registration Rights Agreement.
“Group” has the meaning given to such term in Section 13(d)(3) of the Exchange Act.
“Holder” means Silvertip, the Eligible Holders, or any Transferee that is a record holder of any Registrable Securities.
“Included Registrable Securities” has the meaning set forth in Section 2.2(a) of this Agreement.
“Initiating Holder” has the meaning set forth in Section 2.3(a) of this Agreement.
“Interest” means (a) capital stock, membership interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest; (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing; and (c) any right (contingent or otherwise) to acquire any of the foregoing.
“Lime Rock Holder” means LR-Permian Wireline Holdings, L.P. and any Affiliates thereof that hold Registrable Securities.
“Losses” has the meaning set forth in Section 2.8(a) of this Agreement.
“Management Member” means those Persons identified as Management Members on Exhibit B.
“Managing Underwriter” or “Managing Underwriters” means, with respect to any Underwritten Offering, the lead book running manager of such Underwritten Offering.
“Market Value” means, with respect to the Common Stock, the market price of the Common Stock for such day (or, if such day is not a trading day, the most recent prior trading day). The market price of the Common Stock for a trading day shall be: (i) if the Common Stock is listed or admitted to trading on any securities exchange or the over-the-counter market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system, (ii) if the Common Stock is not listed or admitted to trading on any securities exchange or the over-the-counter market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the Common Stock is not listed or admitted to trading on any securities exchange or the over-the-counter market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the Market Value of the Common Stock shall be determined by the board of directors of the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

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“Non-Management Member” means those Persons identified as Non-Management Members on Exhibit B.
“Parity Securities” has the meaning set forth in Section 2.2(b)(ii) of this Agreement.
“Permitted Transfer” has the meaning set forth in Section 3.1(b).
“Permitted Transferee” has the meaning set forth in Section 3.1(b)(i).
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
“Piggyback Registration” has the meaning set forth in Section 2.2(a) of this Agreement.
“PSA” has the meaning set forth in the recitals to this Agreement.
“Purchased Common Stock” means the shares of Common Stock to be issued and sold to Silvertip pursuant to the PSA.
“Registrable Securities” means  any Purchased Common Stock held at any time by Silvertip or any other Holder, and any Common Stock or other equity securities of the Company or any successor entity that may be issued or distributed in respect of the Registrable Securities by way of stock dividend, stock split or other distribution, recapitalization, merger, conversion or reclassification, all of which Registrable Securities are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.2 of this Agreement.
“Registration Expenses” has the meaning set forth in Section 2.7(a) of this Agreement.
“Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities, including a Shelf Registration Statement.
“Requesting Holders” has the meaning set forth in Section 2.3(a) of this Agreement.
“Restricted Shares” means 90.02% of the shares of the Common Stock issued to Silvertip as of the Closing Date pursuant to the PSA, rounded to the nearest whole share.
“SCS LLC” means Silvertip Completion Services, LLC, a Delaware limited liability company
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Selling Expenses” has the meaning set forth in Section 2.7(a) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.
“Shelf Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any similar provision then in force under the Securities Act).

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“Silvertip” has the meaning set forth in the preamble to this Agreement.
“Subsidiary” means, with respect to any Person, (a) any corporation, partnership, limited liability company or other entity of which a majority of the Interests having voting power under ordinary circumstances to elect members of the board of directors or other Persons performing similar functions is at the time owned or controlled, directly or indirectly, by such Person or by one or more of the other direct or indirect Subsidiaries of such Person or a combination thereof (regardless of whether, at the time, Interests of any other class or classes will have, or might have, voting power by reason of the occurrence of any contingency), (b) a partnership in which such Person or any direct or indirect Subsidiary of such Person is a general partner or (c) a limited liability company in which such Person or any direct or indirect Subsidiary of such Person is a managing member or manager.
“Tranche 1 Shares” has the meaning set forth in Section 3.1(c)(ii)(A).
“Tranche 2 Shares” has the meaning set forth in Section 3.1(c)(ii)(B).
“Tranche 3 Shares” has the meaning set forth in Section 3.1(c)(ii)(C).
“Transfer” has the meaning set forth in Section 3.1(a).
“Transferee” has the meaning set forth in Section 2.10 of this Agreement.
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Common Stock of the Company are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” or “block trade” with one or more investment banks.
“WKSI” means a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).
Section 1.2Registrable Securities. Any Registrable Security will cease to be a Registrable Security  when a Registration Statement covering such Registrable Security becomes or is declared effective by the Commission under the Securities Act and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement (excluding distributions to Eligible Holders pursuant to the Distribution),  when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act,  when such Registrable Security has been disposed of in a private transaction pursuant to which the transferor’s rights have not been assigned to the Transferee in accordance with Section 2.10 of this Agreement,  when such Registrable Security is held by the Company or its subsidiaries or  when such Registrable Security shall have ceased to be outstanding.
Section 1.3Rights and Obligations. Except for the rights and obligations under Section 2.8 of this Agreement, all rights and obligations of each Holder under this Agreement, and all rights and obligations of the Company under this Agreement with respect to each Holder, shall terminate when such Holder is no longer a Holder.

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Article II
REGISTRATION RIGHTS
Section 1.4Shelf Registration.
(a)Shelf Registration. The Company shall, as soon as practicable after the Closing Date, but in any event within three (3) Business Days after the Closing Date, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders that have furnished in writing at least two (2) Business Days prior to the date of such filing the information requested under Section 2.5 (which information shall be furnished to the Company by Silvertip on behalf of such Holders) from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2.1(a) (the “Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof; provided, the Company shall file such Registration Statement in the form of an automatic shelf registration statement that becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act to the extent the Company is then a WKSI. With respect to any amendments or supplements to the Shelf Registration Statement, the information requested under Section 2.5 shall be furnished to the Company by Silvertip on behalf of any Holders named in such amendment or supplement to the Shelf Registration Statement. The Shelf Registration Statement shall be on Form S-3, or if such form is not available to effect such registration, such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. The Company will use its commercially reasonable efforts to cause the Shelf Registration Statement filed and declared effective pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until all Registrable Securities covered by the Shelf Registration Statement have either been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or ceased to be Registrable Securities (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which such statements are made).
(b)Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if  there is or is reasonably anticipated to be an acquisition, merger, financing activity, reorganization, disposition or other transaction involving the Company or any of its subsidiaries and the Company determines in good faith that the ability of the Company or any of its subsidiaries to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement,  the Company has experienced, or reasonably expects to experience, some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company or its business prospects,  for reasons beyond the Company’s control, any required financial statements are unavailable, or  the Company is required under the

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Securities Act or the Exchange Act to file with the Commission any report or other document necessitating a post-effective amendment to the Shelf Registration Statement; provided, however, in no event shall any delay pursuant to clauses (i) through (iii) immediately above exceed sixty (60) days in any one hundred eighty (180) day period or ninety (90) days in any twelve-month period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Each Selling Holder agrees that it will maintain the confidentiality of the information included such written notice delivered by the Company unless otherwise required by law or subpoena. Upon the disclosure of such information, the termination of the condition described above or the effectiveness of such post-effective amendment, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, shall promptly terminate any suspension of sales it has put into effect and shall take such other actions reasonably necessary to permit registered sales of Registrable Securities as contemplated in this Agreement.
Section 1.5Piggyback Registration.
(a)Participation. If the Company at any time proposes to  register any Common Stock for its own account for sale to the public in an Underwritten Offering or  otherwise file any registration statement with the Commission relating to any Underwritten Offering of Common Stock (other than (i) pursuant to a registration statement on Form S-8 (or any successor form) relating solely to an offering or sale to employees or directors of the Company pursuant to any employee benefit plans or arrangements, (ii) pursuant to a registration statement on Form S-4 (or any successor form) relating to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto, or (iii) in connection with any dividend or distribution reinvestment or similar plan), and the form of Registration Statement to be used may be used for any registration of Registrable Securities, then, as soon as practicable following the engagement of counsel to the Company to prepare the documents to be used in connection with an Underwritten Offering, the Company shall give notice of such proposed Underwritten Offering to each Eligible Holder, which notice shall be held in strict confidence by such Eligible Holders, and such notice shall offer such Holders the opportunity to include in such Underwritten Offering such number of shares of Common Stock constituting Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Registration”), subject to the cutback provisions of Section 2.2(b). The notice required to be provided in this Section 2.2(a) shall be provided on a Business Day pursuant to Section 4.1 hereof. Each such Holder shall have three (3) Business Days (or two (2) Business Days in connection with any overnight or bought Underwritten Offering) from the date of such notice to request in writing the inclusion of a specified number of shares of Common Stock constituting Registrable Securities in the Underwritten Offering. If no written request or an incomplete request for inclusion from a Holder is received by the Company within such specified time, each such Holder shall have no further right to participate in such Underwritten Offering. The Company may postpone or withdraw the filing or the effectiveness of a Registration Statement in connection with a Piggyback Registration at any time in its sole discretion. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders (which notice shall be held in strict confidence by such Selling Holders) and,  in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and  in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written

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notice to the Company of such withdrawal at least one (1) Business Day prior to the time of pricing of such Underwritten Offering.
(b)Priority of Piggyback Registration for Company Offering. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering for the Company’s account pursuant to this Section 2.2 advises the Company that the total number of shares of Common Stock that the Selling Holders and any other Persons intend to include in such offering exceeds the number of shares of Common Stock that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the shares of Common Stock offered or the market for the Common Stock, then the shares of Common Stock to be included in such Underwritten Offering shall include the number of shares of Common Stock constituting Registrable Securities that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated:
(i)first, to the Company, up to the number of shares of Common Stock sought to be sold by the Company in such Underwritten Offering; and
(ii)second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of shares of Common Stock having rights of registration that are not expressly subordinated to the Registrable Securities, including the Common Stock subject to the Existing Registration Rights Agreement (the “Parity Securities”). The pro rata allocations for each such Selling Holder who has requested participation in such Underwritten Offering shall be the product of (1) the aggregate number of shares of Common Stock constituting Registrable Securities or Parity Securities proposed to be sold in such Underwritten Offering multiplied by (2) the fraction derived by dividing (I) the number of shares of Common Stock constituting Registrable Securities owned by such Selling Holder at the time of its request for inclusion in such Underwritten Offering by (II) the aggregate number of shares of Common Stock constituting Registrable Securities owned by all Selling Holders at such time plus the aggregate number of shares of Common Stock constituting the Parity Securities owned by all holders of the Parity Securities, in each case, that are participating in such Underwritten Offering.
(c)Priority of Piggyback Registration for Offering Initiated by Existing Requesting Holders. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering initiated by the Existing Requesting Holders pursuant to the Existing Registration Rights Agreement advises the Company and the Existing Requesting Holders that the total number of shares of Common Stock that the Existing Requesting Holders and any other Persons intend to include in such offering exceeds the number of shares of Common Stock that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the shares of Common Stock offered or the market for the Common Stock, then the shares of Common Stock to be included in such Underwritten Offering shall include the number of shares of Common Stock that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated:
(iii)first, pro rata among the Existing Requesting Holders in accordance with the Existing Registration Rights Agreement; and
(i)second, pro rata among the holders of Registrable Securities and any Parity Securities (based, for each such holder, on the percentage derived by dividing (A) the number of shares of Common Stock constituting Registrable Securities or Parity Securities proposed to be sold by such holder in such offering by (B) the aggregate number of shares of Common Stock constituting Registrable Securities or Parity Securities proposed to be sold by all such holders); and

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(ii)third, any shares of Common Stock to be sold for the account of the Company.
(a)General Procedures. In connection with any Underwritten Offering under this Section 2.2, the Company shall be entitled to select the Managing Underwriter or Underwriters in its sole discretion. In connection with an Underwritten Offering under this Section 2.2 in which a Selling Holder participates, each such Selling Holder and the Company shall enter into an underwriting agreement with the Managing Underwriter or Underwriters and such underwriting agreement shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in an Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to offer and sell any Registrable Securities that it owns (including that such actions will not conflict with, breach, violate or result in a default under such Selling Holder’s organizational documents, material agreements or any applicable law, as applicable, nor result in the creation or imposition of any liens on property of such Selling Holder), and its ownership of such Registrable Securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one (1) Business Day prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.
Section 1.1Demand Offering.
(b)Demand Offering Rights. Subject to the conditions of this Section 2.3, Silvertip, SCS LLC, any Lime Rock Holder, CrownQuest Holder or group of Holders that includes a Lime Rock Holder or CrownQuest Holder (in such capacity, the “Initiating Holder”) may request in writing (a “Demand Request”) that the Company undertake an Underwritten Offering (a “Demand Offering”); provided, however, that  a Demand Offering may only be made if the Registrable Securities requested to be registered by such Initiating Holders delivering the Demand Request have a Market Value of at least $30,000,000 on the trading day immediately preceding the date that the Demand Request is sent to the Company,  the Holders shall not be entitled to request more than two (2) Demand Offerings in any consecutive 12-month period and (iii) the Company shall not be required to conduct more than one (1) Demand Offering pursuant to this Agreement in any 90-day period. Following receipt of a Demand Request, the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to each Eligible Holder in accordance with Section 4.1 of this Agreement and to all such other holders of Common Stock entitled to notice of and to participate in such Demand Offering, which notice shall be held in strict confidence by such Eligible Holders. Such other Holders shall then have up to ten (10) Business Days from the mailing of such notice by the Company to request inclusion of Registrable Securities in the Demand Offering, and, upon receipt of the request from such other Holders, the Company shall, subject to the limitations of Section 2.3(a)(i), use its commercially reasonable efforts to undertake and effect such Demand Offering as soon as practicable following the receipt of the notice from all such other Holders (“Accepting Holders” and, together with the Initiating Holder, the “Requesting Holders”) and all such other holders of Common Stock entitled to notice of and to participate in such Demand Offering.

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(c)Underwritten Offerings. The underwriter for a Demand Offering will be selected by the Initiating Holder and shall be reasonably acceptable to the Company. The right of any Holder to include his, her or its Registrable Securities in such Demand Offering shall be conditioned upon such Holder’s participation in such Demand Offering and the inclusion of such Holder’s Registrable Securities in the Demand Offering to the extent provided herein. The Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Demand Offering. No Accepting Holder may participate in such Demand Offering unless such Accepting Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Accepting Holder disapproves of the terms of an underwriting, such Accepting Holder may elect to withdraw therefrom by notice to the Company, the Initiating Holder and the Managing Underwriter; provided, however, that such withdrawal must be made at least one (1) Business Day prior to the time of pricing of such Demand Offering to be effective.
(d)Priority of Demand Offering. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering pursuant to this Section 2.3 advises the Company and the Initiating Holder that the total number of shares of Common Stock that the Requesting Holders (and any other holders of Common Stock entitled to participate in such Underwritten Offering) intend to include in such offering exceeds the number of shares of Common Stock that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of shares of Common Stock offered or the market for the Common Stock, then the shares of Common Stock to be included in such offering shall include the number of shares of Common Stock constituting Registrable Securities that such Managing Underwriter or Underwriters advises the Company and the Initiating Holder can be sold without having such adverse effect, with such number to be allocated:
(i)first, pro rata among the Requesting Holders (based, for each such Requesting Holder, on the percentage derived by dividing (A) the number of shares of Common Stock constituting Registrable Securities proposed to be sold by such Requesting Holder in such offering by (B) the aggregate number of shares of Common Stock constituting Registrable Securities proposed to be sold by all such Requesting Holders in the Demand Offering); and
(ii)second, pro rata among the holders of any Parity Securities (based, for each such holder, on the percentage derived by dividing (A) the number of shares of Common Stock constituting Parity Securities proposed to be sold by such holder in such offering by (B) the aggregate number of shares of Common Stock constituting Parity Securities proposed to be sold by all such holders in the Demand Offering); and
(iii)third, any shares of Common Stock to be sold for the account of the Company.
(e)Number of Demand Offerings. No more three (3) Demand Offerings may be made pursuant to this Section 2.3.
(f)Demand Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Requesting Holders, delay a Demand Offering if  there is or is reasonably anticipated to be an acquisition, merger, financing activity, reorganization, disposition or other transaction involving the Company or any of its subsidiaries and the Company determines in good faith that the ability of the Company or any of its subsidiaries to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the registration statement for the Demand Offering,  the Company has experienced some other material non-public event the

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disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company or its business prospects, or  for reasons beyond the Company’s control, any required financial statements are unavailable; provided, however, in no event shall any delay pursuant to clauses (i) through (iii) immediately above exceed ninety (90) days or be utilized more than once in any twelve-month period, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Each Requesting Holder agrees that it will maintain the confidentiality of the information included such written notice delivered by the Company unless otherwise required by law or subpoena. Upon the disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Requesting Holders, shall promptly recommence the delayed Demand Offering and shall take such other actions reasonably necessary to permit registered sales of the Registrable Securities pursuant to such Demand Offering.
Section 1.2Sale Procedures. In connection with its obligations contained in Section 2.1, Section 2.2 and Section 2.3, the Company will, as expeditiously as reasonably practicable:
(g)prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement;
(h)furnish to each Selling Holder or, with respect to the Shelf Registration Statement, to Silvertip (or any single designee thereof designated by written notice delivered to the Company) on behalf of the Selling Holders  as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by Section 2.3 of this Agreement and the prospectus included therein or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder or Silvertip, as applicable, the opportunity to object to any information pertaining to such Selling Holders and the plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder or Silvertip with respect to such information prior to filing the Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and  such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as Silvertip may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or such other registration statement;
(i)if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request as may be necessary for the marketability of the Registrable Securities; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;
(j)promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of  the filing of the Shelf Registration Statement or any other registration statement contemplated by this

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Agreement or any prospectus included therein or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective and  any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto;
(k)as promptly as practicable after becoming aware of such event, notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose, or (iii) the receipt by the Company of any written notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus (or prepare and file appropriate reports under the Exchange Act) or take other appropriate action so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto; provided, however, that during the period in which the use of such prospectus may be suspended under this Agreement, no supplement or amendment need be furnished until the termination of such suspension;
(l)upon request and subject to appropriate confidentiality obligations, furnish to Silvertip and each Eligible Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(m)otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(n)make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that the Company need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;
(o)in the event of an Underwritten Offering, use its commercially reasonable efforts to obtain customary legal opinions, negative assurance letters and auditor “comfort” letters;

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(p)cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which securities of the same class or series issued by the Company are then listed;
(q)use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(r)in connection with an Underwritten Offering, use its commercially reasonable efforts to make available senior executives of the Company, upon reasonable notice, to participate in customary “road show” presentations that may be reasonably requested by the Managing Underwriter in such Underwritten Offering;
(s)provide a transfer agent and registrar, which may be a single entity, for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and
(t)enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.
Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.4 or the commencement of any delay period contemplated by Section 2.1(b) or Section 2.3(e), shall forthwith discontinue and suspend offers and sales of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.4 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts) in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.
Section 1.1Cooperation by Holders. The Company shall have no obligation to include in any Registration Statement Registrable Securities of a Holder, in a Piggyback Registration Registrable Securities of a Selling Holder, or in a Demand Offering Registrable Securities of an Accepting Holder who has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus, as applicable, to comply with the Securities Act.
Section 1.2Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities that participates in an Underwritten Offering, if requested by the Managing Underwriter, agrees not to effect any sale or distribution of the Registrable Securities during the 45 calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering, or other prospectus (including any free writing prospectus) containing the terms of the pricing of such Underwritten Offering other than sales or distributions pursuant to such Underwritten Offering; provided that the duration of the foregoing restriction shall be shortened or extended, as applicable, to match the duration of the shortest restriction imposed by the underwriters on the officers or directors or any other shareholder of the Company on whom a restriction is imposed in connection with such Underwritten Offering.

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Section 1.3Expenses.
(u)Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, a Demand Offering pursuant to Section 2.3, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in this Section 2.7 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, the Company shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions, or similar fees or arrangements allocable to the sale of the Registrable Securities, and transfer taxes allocable to the sale of the Registrable Securities.
(v)Expenses. The Company will pay all reasonable Registration Expenses in connection with a Piggyback Registration or Underwritten Offering (including any Demand Offering), regardless of whether any sale is made pursuant to the Piggyback Registration or Underwritten Offering (including any Demand Offering). Each Selling Holder shall pay all Selling Expenses allocated (on a pro rata basis) to such Selling Holder in connection with any sale of its Registrable Securities hereunder.
Section 1.3Indemnification.
(w)By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder and its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or any such director, officer, underwriter or controlling Person may become subject under the Securities Act, or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the foregoing shall not apply, and the Company will not be liable, in any such case (i) if and to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Shelf Registration Statement or other registration statement, preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or amendment or supplement thereof in

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reliance upon and made in conformity with information furnished by or on behalf of such Selling Holder, such underwriter or such controlling Person in writing specifically for use or inclusion in the Shelf Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, as applicable, or (ii) if and to the extent that such Loss results from any of the Selling Holders failing to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
(x)By Each Selling Holder. As a condition to including any Registrable Securities to be offered by a Selling Holder in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, each Selling Holder agrees, severally and not jointly, to be bound by the terms of this Section 2.8(b) and to indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, any underwriter, and any controlling Person within the meaning of Section 15 of the Securities Act of any such underwriter, against any Losses, joint or several, to which the Company or any such director, officer, underwriter or controlling Person may become subject under the Securities Act or otherwise,  if and to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such Shelf Registration Statement or other registration statement, preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or amendment or supplement thereof, if such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and made in conformity with information furnished in writing to the Company by or on behalf of such Selling Holder expressly for use or inclusion in the Shelf Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereof, as applicable, or  if and to the extent that such Loss results from the Selling Holders failing to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or any such director, officer, legal counsel, accountants, underwriter or controlling Person and shall survive the transfer of such shares by the Selling Holders, and such Selling Holder shall reimburse the Company, and each such director, officer, legal counsel, accountants, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the liability of each Selling Holder under this Section 2.8(b) shall not be greater in amount than the dollar amount of the gross proceeds received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
(y)Third Party Claims. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.8(a) or Section 2.8(b) (including any action brought by a governmental entity), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 2.8, except to the extent that the indemnifying party is actually materially prejudiced by such omission to give notice. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the

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defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that,  if the indemnifying party has failed to assume the defense and employ counsel or  if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if counsel to the indemnified party shall have reasonably concluded that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Neither an indemnified party nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrong doing by, the indemnified party. In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to this Section 2.8(c) or in the case of the expense reimbursement obligation set forth in Section 2.8(a) or Section 2.8(b), the indemnification required by Section 2.8(a) or Section 2.8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when invoices or bills are received or Losses incurred.
(z)Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall  contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the proportionate relative fault of the Company on the one hand and of such Selling Holder on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission which resulted in such Losses relates to information supplied by the Company or the Selling Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or  if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the Company and such Selling Holder, but also the relative benefits received by each, as well as any other relevant equitable considerations; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of gross proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

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(aa)Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 1.1Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees, at all times at which the Company has securities registered pursuant to Section 12 of the Exchange Act, to use its commercially reasonable efforts to:
(ab)make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act;
(ac)file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(ad)so long as a Holder owns any Registrable Securities, furnish (unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system) to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Section 1.4Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article II may be transferred or assigned to one or more transferees or assignees of such Registrable Securities (each, a “Transferee”) (i) by Silvertip to the Permitted Transferees (as defined herein); (ii) by a Lime Rock Holder to any direct holder of equity interests in such Lime Rock Holder that holds, collectively with its or their Affiliates, after giving effect to such transfer or assignment, Registrable Securities with a Market Value of at least $15,000,000 as of the day immediately preceding such transfer or assignment; or (iii) by a CrownQuest Holder to any direct holder of equity interests in such CrownQuest Holder that holds, collectively with its or their Affiliates, after giving effect to such transfer or assignment, Registrable Securities with a Market Value of at least $15,000,000 as of the day immediately preceding such transfer or assignment. The Company shall be given written notice prior to any said transfer or assignment, stating the name and address of each such Transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such Transferee shall assume in writing responsibility for its obligations of such Holder under this Agreement by executing a joinder agreement in the form attached hereto as Exhibit A.
Section 1.5Limitation on Subsequent Registration Rights. Subject to Section 2.10, from and after the date hereof, the Company shall not, without the prior written consent of Holders of a majority of the then-outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis other than pari passu with, or expressly subordinate to, the rights granted to the Holders hereunder.
Section 1.6Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

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Article III
TRANSFER RESTRICTIONS
Section 1.4Lock-Up.
(a)Subject to Section 3.1(c) and Section 3.1(e), no Holder shall, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, or loan or pledge, through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of (or enter into any transaction or device that is designed to result or would be reasonably likely to result in the disposition by any Person at any time in the future of) (“Transfer”), any of the Restricted Shares, whether any such transaction is to be settled by delivery of any such Restricted Shares or other equity interests, other securities, in cash or otherwise, except as permitted by Section 3.1(b).
(b)Notwithstanding anything to the contrary in Section 3.1(a), and subject to the other terms and conditions of this Article III, a Holder may Transfer Restricted Shares as set forth below (each, a “Permitted Transfer”):
(i)Silvertip may Transfer Restricted Shares to the Transferees listed on Exhibit B (each, a “Permitted Transferee”);
(ii)as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;
(iii)by will or by intestacy, provided that such transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein;
(iv)to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;
(v)for bona fide tax or estate planning purposes, provided that the transferee or transferees agree to be bound in writing by the restrictions set forth herein;
(vi)pursuant to domestic relations or court orders;
(vii)a Lime Rock Holder may transfer to its controlled Affiliates, provided that such Affiliate agrees to be bound in writing by the restrictions set forth herein; or
(viii)a CrownQuest Holder may transfer to its controlled Affiliates, provided that such Affiliate agrees to be bound in writing by the restrictions set forth herein.
The Company shall be given written notice prior to any said transfer or assignment, stating the name and address of each such Transferee and identifying the securities being transferred or assigned, and each such Transferee shall assume in writing responsibility for its obligations of such Holder under this Agreement, including the restrictions in Section 3.2(c), by executing a joinder agreement in the form attached hereto as Exhibit A. Subject to Section 3.2(c), each Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Shares except in compliance with the foregoing restrictions; provided that, subject to the requirements of securities laws, the Company shall cause such stop transfer instructions with respect to a Restricted Share to be terminated immediately upon expiration of the lock-up period relating to such Restricted Share described in Section 3.1(c).

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(c)The Restricted Shares shall cease to be “Restricted Shares” and shall be released from the restrictions on Transfer in Section 3.1(a) on the dates and in the amounts set forth below:
(i)With respect to Restricted Shares held by Non-Management Members identified on Exhibit B or by Silvertip or SCS LLC on behalf of such Non-Management Members, on the date that is six months following the Closing Date, all of the Restricted Shares shall be relieved from the restrictions on Transfer in Section 3.1(a); and
(ii)With respect to Restricted Shares held by Management Members identified on Exhibit B or by Silvertip or SCS LLC on behalf of such Management Members:
(A)on the date that is six months following the Closing Date, 28.57% of such Restricted Shares, rounded to the nearest whole share (the “Tranche 1 Shares”), shall be relieved from the restrictions on Transfer in Section 3.1(a);
(B)on the date that is one year following the Closing Date, one-half of the remaining Restricted Shares (the “Tranche 2 Shares”) shall be relieved from the restrictions on Transfer in Section 3.1(a); and
(C)on the date that is eighteen months following the Closing Date, the remaining Restricted Shares (the “Tranche 3 Shares”) shall be relieved from the restrictions on Transfer in Section 3.1(a).
(a)No later than the date that is two Business Days prior to the first sale or transfer of Restricted Shares by a Management Member, Silvertip (or SCS LLC on behalf of Silvertip) shall specify the number of Tranche 1 Shares, Tranche 2 Shares and Tranche 3 Shares by delivery of written notice to the Company; provided, that such sale shall occur no earlier than the date that is six months following the Closing Date.
(b)Notwithstanding the foregoing, any or all of the Restricted Shares shall be relieved from the restrictions on Transfer in connection with the Company’s entry into a definitive agreement with respect to a merger, consolidation, sale or other similar transaction, which definitive agreement has been approved or recommended by the Board or a committee thereof, and which transaction would, if consummated, result in a Change of Control of the Company.
Section 1.1General Transfer Restrictions.
(a)Any attempt to Transfer any Restricted Shares in violation of the terms of this Agreement shall be null and void ab initio and no right, title or interest therein or thereto shall be Transferred to the purported Transferee. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such attempted Transfer on its records.
(b)The Restricted Shares, whether represented by certificates or in book-entry form, will bear a legend in substantially the following form:
“The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or applicable state securities laws and the holder of such securities may not, directly or indirectly, sell, offer or agree to sell such securities, or otherwise transfer, directly or indirectly, or loan or pledge, through swap or hedging transactions (or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such securities even if such securities would be

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disposed of by someone other than such holder thereof), such securities (“Transfer”), other than in accordance with the terms and conditions of the Registration Rights and Lock-Up Agreement, dated as of November 1, 2022, as it may be amended from time to time, by and among ProPetro Holding Corp., a Delaware corporation (the “Company”), New Silvertip Holdings, LLC, a Delaware limited liability company, and certain of its stockholders and other persons (the “Registration Rights and Lock-Up Agreement”). The Registration Rights and Lock-Up Agreement contains, among other things, significant restrictions on the Transfer of the securities of the Company and other restrictions on the actions by certain stockholders of the Company relating to the Company and/or its securities. A copy of the Registration Rights and Lock-Up Agreement is available upon request from the Company.”
(c)Subject to the restrictions in Section 3.1, the restrictive legends on any Restricted Shares, including the legend in Section 3.2(b), shall be removed if (i) such Restricted Shares are sold pursuant to an effective Registration Statement, (ii) a Registration Statement covering the resale of such Restricted Shares is effective under the Securities Act and the applicable Holder delivers to the Company a representation letter (substantially in the form attached as Exhibit C, with such changes and modifications as any broker may reasonably request) agreeing that such Restricted Shares will be sold under such effective Registration Statement, pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration under the Securities Act (subject to the transferee agreeing to similar restrictions), (iii) such Restricted Shares may be sold by the holder thereof free of restrictions pursuant to Rule 144(b) under the Securities Act, or (iv) such Restricted Shares are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, however, that the legends shall not be removed until Silvertip (or SCS LLC on behalf of Silvertip) has provided the written notice to the Company as provided by Section 3.1(d); provided, further that with respect to clause (iii) or (iv) above, the holder of such shares of Common Stock has provided all necessary documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company to confirm that the legend may be removed under applicable securities laws. The Company shall cooperate with the applicable Holder of Restricted Shares to effect removal of the legends on such shares pursuant to this Section 3.2(c) as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any documentation required to be delivered by such Holder pursuant to the immediately preceding sentence). The Company shall bear all costs and expenses associated with the removal of a legend pursuant to this Section 3.2(c).
Article IV
MISCELLANEOUS
Section 1.7Communications. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received (a) when delivered by overnight courier or hand delivery, (b) when sent by electronic mail, facsimile or telecopy, or (c) five (5) days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following addresses (or at such other address for any party as shall be specified by like notices; provided that notices of a change of address shall be effective only upon receipt thereof):
If to the Company, to:
ProPetro Holding Corp.
1706 South Midkiff
Midland, Texas 79701
Attn: General Counsel

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Email: legalnotices@propetroservices.com
With a copy to (which shall not constitute notice):
Vinson & Elkins L.L.P.
845 Texas Avenue., Suite 4700
Houston, Texas 77002
Attn: Alan Beck; Raleigh Wolfe
Email: abeck@velaw.com; rwolfe@velaw.com
If to Silvertip, to:
New Silvertip Holdco, LLC
9816 East County Road 146
Midland, Texas 79706
Attention: Mike Wood and Greg Highberger
Email: mike.wood@silvertipcompletions.com; gh@lrpartners.com
With a copy to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attn: Bruce Herzog; Nick Dhesi
Email: bruce.herzog@lw.com; ramnik.dhesi@lw.com
If to any other Holder, to the address set forth on the applicable joinder agreement signature page.
Section 1.8Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 1.9Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by such Holder in accordance with Section 2.10 hereof.
Section 1.10Recapitalization, Exchanges, etc. Affecting the Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.
Section 1.11Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

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Section 1.12Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 1.13Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 1.14Governing Law. The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.
Section 1.15Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 1.16Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the rights granted by the Company set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
Section 1.17Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then-outstanding Registrable Securities; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely effects a Lime Rock Holder or a CrownQuest Holder shall also require the written consent of such Lime Rock Holder or such CrownQuest Holder, as applicable, so long as such Lime Rock Holder or such CrownQuest Holder, as applicable, holds 50% or more of the Purchased Common Stock issued to Silvertip in respect of such Lime Rock Holder’s or such CrownQuest Holder’s Interests in Silvertip; provided, further, that no such amendment shall adversely and disproportionately affect the rights or obligations of any Holder hereunder without the consent of such Holder and any amendment that establishes new rights for, or enhances existing rights of, any Holder within the scope of the subject matter of this Agreement shall apply to all Holders (on a proportionate basis).
Section 1.18Termination. The registration rights granted under this Agreement will terminate at such time as there shall no longer be any Registrable Securities.
Section 1.19No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.
COMPANY:

PROPETRO HOLDING CORP.

By:    /s/ Samuel D. Sledge
Name:    Samuel D. Sledge
Title:    Chief Executive Officer

    Signature Page to Registration Rights and Lock-Up Agreement

SILVERTIP:

NEW SILVERTIP HOLDCO, LLC

By:    /s/ William Michael Wood
Name:    William Michael Wood
Title:    President

    Signature Page to Registration Rights and Lock-Up Agreement

Exhibit A
FORM OF JOINDER AGREEMENT TO
REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
The undersigned hereby agrees to be bound by the terms and provisions of that certain Registration Rights and Lock-Up Agreement, dated as of November 1, 2022, by and among ProPetro Holding Corp., a Delaware corporation, New Silvertip Holdco, LLC, a Delaware limited liability company, and the Persons who become party thereto from time to time (the “Registration Rights and Lock-Up Agreement”), and to join in the Registration Rights and Lock-Up Agreement as a Holder with the same force and effect as if the undersigned were originally a party thereto.
[Signature Page Follows]

Exhibit A-1

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IN WITNESS WHEREOF, the undersigned has executed this joinder agreement as of [DATE].

Name:

Address:

Exhibit A-2

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